Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT
PRECISION THERAPEUTICS INC.

Warrant Shares: See attached Schedule 1

Date of Issuance: January 8, 2019

THIS AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received in connection with the funding of all or a portion of the purchase price of that certain amended and restated promissory note in the original principal amount of $1,320,000.00 on January 8, 2019 issued by Precision Therapeutics Inc., a Delaware corporation (the “Company”), to the Holder (as defined below) (the “Note”), Carl Schwartz (including any permitted and registered assigns, the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company during the Exercise period (as defined below) such numbers of shares of Common Stock (as defined below) as are set forth herein and in the attached Schedule 1, as it may be amended from time to time (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price (as defined below) per share then in effect. This Warrant amends and restates in its entirety that certain Common Stock Purchase Warrant dated November 30, 2018 issued by the Company to the Holder.

The Warrant Shares include (a) 221,292 Warrant Shares (the “First Tranche”) relating to the original Note dated November 30, 2018 in the original principal amount of $370,000, and (b) an additional 742,188 Warrant Shares (the “Second Tranche”) relating to the additional advance by Holder of $950,000 pursuant to the amended and restated Note on the date hereof; provided, that the Second Tranche will be periodically increased as follows. On February 1, 2019 and the first day of each calendar month thereafter while the Note and this Warrant remain outstanding, a number of additional shares will be added to the Second Tranche equal to (1) one-half percent (1/2%) of the outstanding principal balance of the Note on such date, divided by (2) the closing price of Common Stock on that date; provided, that the number of Warrant Shares will be subject to the share limit (the “Share Limit”) described in the following paragraph. For example, if the principal balance of the Note on any such date is $1,000,000 and the closing price of Common Stock is $0.75, then 6,667 Warrant Shares shall be added to the Second Tranche. From time to time, the Company will amend Schedule 1 to reflect the increases in the Second Tranche.

The Share Limit will operate as follows. The total of (a) the 78,128 shares of Common Stock purchased by Holder on the date of this amended and restated Warrant, and (b) number of Warrant Shares (963,480 Warrant Shares on the date of this amended and restated Warrant) may not exceed 2,818,350 shares (equal to 19.9% of the outstanding shares of Common Stock on the date of this amended and restated Warrant). If the Second Tranche cannot be increased as required herein due to the Share Limit, then in lieu of any such increase, the Company shall pay to Holder a cash amount equal to one-half percent (1/2%) of the principal balance of the note in lieu of such increase.

For purposes of this Warrant, the term “Exercise Price” shall mean $0.836 per share for the First Tranche and $0.704 per share for the Second Tranche, subject to appropriate adjustment in the event of any stock split, combination, capital reorganization or similar transaction affecting the Common Stock (but not upon the issuance of additional shares of Common Stock (or securities convertible or exchangeable into shares of Common Stock) at a price less than the Exercise Price then in effect). For purposes of this Warrant, the term “Exercise Period” shall mean (a) for the First Tranche, the period commencing on April 30, 2019 and ending at 5:00 p.m. eastern standard time on November 30, 2023, and (b) for the Second Tranche, the period commencing on July 8, 2019 and ending at 5:00 p.m. eastern standard time on January 8, 2024.

1.                  EXERCISE OF WARRANT.

(a)              Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)               No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay to the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c)             Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to issuance of Warrant Shares upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2.                  FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

3.                  NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, three times the number of shares of Common Stock issuable under the Warrant, or as otherwise required under the Purchase Agreement, to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

4.                  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5.                  REISSUANCE.

(a)                Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)               Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

6.                  TRANSFER.

(a)                Notice of Transfer. The Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)                 If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 6 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

(c)                 Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under the Purchase Agreement (registration rights, expenses, and indemnity).

7.                  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

8.                  AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

9.                  GOVERNING LAW. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law (whether of the State of Delaware or any other jurisdiction).

10.                VENUE; SEVERABILITY; ATTORNEY’S FEES. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state or federal courts of Dakota County, Minnesota. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The costs and expenses of such action shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees and court fees. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.                JURY TRIAL WAIVER. THE COMPANY AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT.

12.                 ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.                 CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)                “Common Stock” means the Company’s common stock, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(b)                “Principal Market” means the primary national securities exchange or marketplace on which the Common Stock is then traded.

(c)                “Market Price” means the highest traded price of the Common Stock during the thirty (30) Trading Days prior to the date of the respective Exercise Notice.

(d)               “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

[Signature Page Follows]

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

PRECISION THERAPEUTICS INC.

By:
Name:	Bob Myers
Title:	Chief Financial Officer

Agreed & Accepted:

Carl Schwartz

SCHEDULE 1

NUMBER OF WARRANT SHARES

Date: January 8, 2019

The number of Warrant Shares is 963,480, consisting of:

221,292 Warrant Shares in the First Tranche and

742,188 Warrant Shares in the Second Tranche, subject to increase as provided herein.

Commencing February 1, 2019 and on the first day of each calendar month thereafter during the term of the Warrant and the Note, the number of Warrant Shares in the Second Tranche will be increased as provided herein, subject to the Share Limit, and this Schedule 1 will be amended from time to time to reflect such increases.

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Amended and Restated Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Precision Therapeutics Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Amended and Restated Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.       Payment of Exercise Price. The holder shall pay the applicable Aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the Warrant.

2.       Delivery of Warrant Shares. The Company shall deliver to the holder ___________________ Warrant Shares in accordance with the terms of the Warrant.

Date: ____________________________

_________________________________

(Print Name of Registered Holder)

By: ____________________________

Name: ____________________________

Title: ____________________________

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _______________________________________ the right to purchase _____________ shares of common stock of Precision Therapeutics Inc., to which the within Amended and Restated Common Stock Purchase Warrant relates and appoints __________________________________, as attorney-in-fact, to transfer said right on the books of Precision Therapeutics Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Date: ______________

__________________________________________

(Signature) *

__________________________________________

(Name)

__________________________________________

(Address)

__________________________________________

(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.